UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As previously disclosed, on March 19, 2025, ProAssurance entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Doctors Company ("TDC"), a California-domiciled reciprocal inter-insurance exchange, and Jackson Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of The Doctors Company (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into ProAssurance (the “Merger”). ProAssurance will continue as the surviving corporation in the Merger as a wholly owned subsidiary of The Doctors Company.
In connection with the Merger, the Company’s named executive officers may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. To mitigate the potential impact of Section 280G on the Company and such named executive officers, in accordance with the Merger Agreement, in consultation with TDC, our Compensation Committee approved payments to the named executive officers of approximately 80% of the annual cash incentive awards that it presently expects would otherwise be paid to these officers in early 2026. The Compensation Committee’s decision reflected its assessment of the likelihood that the Company achieves the 2025 target performance metrics described in the Company’s 2025 Proxy Statement, filed on April 11, 2025.
On December 5, 2025, the authorized payments to the Named Executive Officers were:

Edward L. Rand, Jr.	Chief Executive Officer	$998,400
Dana S. Hendricks	Chief Financial Officer	$369,873
Jeffrey P. Lisenby	EVP / General Counsel	$381,998
Kevin M. Shook	President, Eastern Alliance Insurance Group	$348,098
Robert D. Francis	President, Medical Professional Liability	$450,000

FORWARD-LOOKING STATEMENTS
This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” “may,” “optimistic,” “possible,” “potential,” “preliminary,” “project,” “should,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (a) the completion of the merger on the anticipated terms and timing, (b) the satisfaction of other conditions to the completion of the merger, including obtaining required regulatory approvals; (c) the risk ProAssurance’s stock price may fluctuate during the pendency of the merger and may decline if the merger is not completed; (d) potential litigation relating to the merger that could be instituted against

ProAssurance or its directors, managers or officers, including the effects of any outcomes related thereto; (e) the risk that disruptions from the merger will harm ProAssurance’s business, including current plans and operations, including during the pendency of the merger; (f) the ability of ProAssurance to retain and hire key personnel; (g) the diversion of management’s time and attention from ordinary course business operations to completion of the merger and integration matters; (h) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merge; (i) legislative, regulatory and economic developments; (j) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect ProAssurance’s financial performance; (k) certain restrictions during the pendency of the merger that may impact ProAssurance’s ability to pursue certain business opportunities or strategic transactions; (l) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (m) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (n) unexpected costs, liabilities or delays associated with the transaction; (o) the response of competitors to the transaction; (p) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances requiring ProAssurance to pay a termination fee; and (q) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 8, 2025

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
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Jeffrey P. Lisenby General Counsel

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